Exhibit 99.1

Appliance Recycling Centers of America Regains Compliance with Nasdaq Listing Rule

Minneapolis, MN (July 5, 2018) -- Appliance Recycling Centers of America, Inc. (Nasdaq: ARCI) (“ARCA” or the “company”), a leading provider of utility appliance recycling programs, announced today that on July 3, 2018 it received notification from the Listing Qualifications Department of The Nasdaq Stock Market (the “Staff”) that the company regained compliance with Listing Rule 5250(c)(1). On April 18, 2018 and May 22, 2018, the Staff notified the company regarding its failure to file its Annual Report on Form 10-K for the fiscal year ended December 30, 2018 (“Form 10-K”) and its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018 (“Form 10-Q”) in a timely fashion. On June 27, 2018, the Staff granted the Company an extension to file the Form 10-Q. The company has filed both the Form 10-K and Form 10-Q with the U.S. Securities and Exchange Commission and in accordance with Nasdaq deadlines, as extended, and is now fully compliant with all Nasdaq rules. This matter is now closed.

About ARCA

Appliance Recycling Centers of America, Inc. and subsidiaries (“ARCA”) are in the business of recycling major household appliances in North America by providing turnkey appliance recycling and replacement services for utilities and other sponsors of energy efficiency programs. In addition, through its GeoTraq Inc. subsidiary, ARCA is engaged in the development, design and ultimately ARCA expects the sale of cellular transceiver modules, also known as Cell-ID modules.

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Contact:
Rachel Holmes

Executive Vice President

Appliance Recycling Centers of America, Inc.

Tel: 952-930-9000

Email: rholmes@arcainc.com